Exhibit 3.12
BY-LAWS
of
CALIFORNIA RESOURCES LONG BEACH, INC.

OFFICES
Section 1.    Principal Office. -- The principal office shall be established and maintained at the office of the Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware and said corporation shall be the resident agent of this corporation in charge thereof.
Section 2.    Other Offices. -- The corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. -- The annual meeting of stockholders shall be held in the City of Los Angeles, State of California, at the place therein determined by the directors and set forth in the notice thereof, but other meetings of the stockholders may be held at such place or places as shall be fixed by the directors and stated in the notice of the meeting.
Section 2.    Annual election of Directors. -- The annual meeting of stockholders for the election of directors and the transaction of other business shall be held, in each year, commencing on the 4th Thursday in August, 1990.
If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
No change of the time or place of a meeting for the election of directors, as fixed by the By-laws, shall be made within sixty days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last known post office address, twenty days before the election is held.
Section 3.    Voting. -- Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times during the usual hours for business, and during the whole time of said election, be open to examination of any stockholder.
Section 4.    Quorum. -- Except as otherwise required by law, by the Certificate of Incorporation or by these By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
Section 5.    Special Meetings. -- Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a requisition in writing therefor, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by twenty-five percent in interest of the stockholders entitled to vote, or by resolution of the directors.
Section 6.    Notice of Meetings. -- Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten days before the meeting in the case of an annual meeting and five days before the meeting in the case of a special meeting.
No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all stockholders entitled to vote thereat.
Section 7.    Action without Meeting. -- Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these By-laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.
ARTICLE III
DIRECTORS
Section 1.    Number and Term. -- The number of directors which shall constitute the whole board shall be not less than three nor more than seven. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.
Section 2.    Resignations. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
Section 3.    Vacancies. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.
Section 4.    Removal. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose.
Section 5.    Increase of Number. -- The number of directors may be increased by amendment of these By-laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualified.
Section 6.    Powers. -- The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation, or by these By-laws conferred upon or reserved to the stockholders.
Section 7.    Committees. -- The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in these By-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these By-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.
Section 8.    Meetings. -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.
Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the board may be called by the President or by the Secretary on the written request of any two directors on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.
Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereof is signed by all the members of the Board or of such committee and such written consent is filed with the minutes of the proceedings of the Board or Committee.
Section 9.    Quorum. -- The presence of two directors or one-third of the members then in office, whichever is the greater shall be necessary and sufficient to constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.
Section 10.    Compensation. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
ARTICLE IV
OFFICERS
Section 1.    Officers. -- The officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer, and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. In addition, the Board of Directors may elect a Chairman of the Board of Directors. All of such officers shall be elected by the Board of Directors. None of the officers, except the Chairman of the Board of Directors and the President, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any two offices, other than those of President and Vice President, may be held by the same person. More than two offices, other than those of President and Secretary, may be held by the same person.

Section 2.    Other Officers and Agents. -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 3.    Chairman. -- The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it, and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.
Section 4.    Vice President. -- Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.
Section 5.    Treasurer. -- The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.
Section 6.    Secretary. -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
Section 7.    Assistant Treasurers and Assistant Secretaries. -- Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V
MISCELLANEOUS
Section 1.    Certificates of Stock. -- Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.
Section 2.    Lost Certificates. -- A new certificate of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
Section 3.    Transfer of Shares. -- The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and a duplicate thereof mailed to the Delaware office, and whenever a transfer shall be made for collateral security, and not absolutely, it shall so be expressed in the entry of the transfer.
Section 4.    Closing of Transfer Books. -- The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the day of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividends or any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.
Section 5.    Dividends. -- Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.
Section 6.    Seal. -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.    Fiscal Year. -- The fiscal year of the corporation shall be the calendar year.
Section 8.    Checks. -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
Section 9.    Notice and Waiver of Notice. -- Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE VI
AMENDMENTS
These By-laws may be altered or repealed and By-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-laws to be made, be contained in the Notice of such Special Meeting.